                            THE TIME & LIFE BUILDING

                               CHICAGO, ILLINOIS

                         VIDEO BROADCASTING CORPORATION

                                  June 7, 1989

                              541 NORTH FAIRBANKS

                                  OFFICE LEASE

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

1.  Basic Terms                                                              1
2.  Lease of Premises and Term                                               1
3.  Rent                                                                     2
4.  Base Rent Adjustment                                                     2
5.  Service                                                                  5
6.  Condition of Premises                                                    7
7.  Inability to Deliver Possession                                          7
8.  Care and Maintenance                                                     8
9.  Alterations                                                              8
10. Access to Premises                                                       9
11. Insurance                                                               10
12. Subrogation                                                             11
13. Untenantability                                                         11
14. Eminent Domain                                                          12
15. Waiver of Claims and Indemnity                                          12
16. Assignment/Subletting                                                   13
17. Subordination                                                           15
18. Certain Rights Reserved to the Landlord                                 15
19. Holding Over                                                            16
20. Landlord's Remedies                                                     17
21. Surrender of Possession                                                 18
22. Relocation Of Tenant                                                    19
23. Covenant Against Liens                                                  19
24. Tenant's Payments Upon Execution                                        19
25. Rules And Regulations                                                   20
26. Miscellaneous                                                           23
27. Quiet Enjoyment                                                         26
28. Agency                                                                  26
29. Renewal Option                                                          26

Tenant: Video Broadcasting Corporation,
        a Delaware corporation

                              541 NORTH FAIRBANKS

                                  OFFICE LEASE

     THIS LEASE, made and entered into in Chicago, Illinois as of this 7th day of June, 1989, by and between TEACHERS' RETIREMENT SYSTEM OF THE STATE OF ILLINOIS (hereinafter referred to as the "Landlord"), and VIDEO BROADCASTING CORPORATION, a Delaware corporation doing business as Media Link (hereinafter referred to as the "Tenant");

                                  WITNESSETH:

     1. Basic Terms. This Section 1 contains the basic terms of the Lease between Landlord and Tenant. All other provisions of this Lease are to be read in accordance with the provisions herein contained.

A. Agent                Bennett & Kahnweiler Asset
                        Management Company
B. Agent's Address      9700 West Bryn Mawr Avenue
                        Rosemont, Illinois 60018
C. Building             541 North Fairbanks Court
                        Chicago, Illinois
D. Commencement Date    August 1, 1989
E. Cooperating Broker   Sam Spiro & Associates
F. Expense Base         $2,999,670.00
G. Monthly Base Rental  $2,579.12 (subject to increase
                        pursuant to Section 3A herein)
H. Security Deposit     $2,579.12
I. Tax Base             $2,632,750.00
J. Tenant's Proportion  .002432 (.2432%)
K. Term                 Five (5) years
L. Termination Date     July 31, 1994
M. Total Base Rent      $164,314.78
N. Use                  General office

     2. Lease of Premises and Term. Landlord hereby leases to Tenant, and Tenant accepts the demised premises (hereinafter known as "demised premises" or "premises"), being described in the plan attached hereto as Exhibit "A" in the Building for the Term as set forth in Section 1 hereof, unless sooner terminated as provided herein, commencing on the Commencement Date set forth in Section 1 hereof and ending on the Termination Date set forth in Section 1 hereof to be occupied and used by the Tenant for the Use as defined in Section 1 hereof and no other purpose, subject to the agreements herein contained.

     3. Rent. A. The Tenant shall pay as rent hereunder the Total Base Rent plus the Rent Adjustment, as hereinafter defined, plus all other sums herein required to be paid to Landlord, to Agent at the Agent's Address or to such other person or at such other place as Landlord may from time to time direct in writing. Tenant shall pay to Landlord the Total Base Rent in equal monthly installments in the amount of the Monthly Base Rental in advance on or before the first day of each month of the term. The Monthly Base Rental set forth in Section 1F hereof represents the Monthly Base Rental for the first year of the Term commencing on the Commencement Date. The Monthly Base Rental shall increase on each anniversary of the Commencement Date by an amount equal to three (3%) percent of the Monthly Base Rental payable for the month prior to said anniversary. All such rent shall be paid without any set-off or deduction whatsoever.

Unpaid rent shall bear interest at the rate set forth in Section 26F hereof, from the date due until paid.

     B. Provided Tenant is not in default of any provision of this Lease, Total Monthly Rent (including Base Rent and Base Rent Adjustments) for the period commencing August 1, 1989 and ending July 31, 1990 shall be abated.

     4. Base Rent Adjustment. In addition to the Total Base Rent, the Tenant shall pay, as rent, the Rent Adjustment described in this Section 4 without set off or deduction to the Agent.

     A. For the purposes of this Lease:

          (i) The term "Calendar Year" shall mean each calendar year or a portion thereof during the Term.

          (ii) The term "Expenses" shall mean and include all expenses paid or incurred by the Landlord or its beneficiaries for managing, owning, maintaining, operating, insuring, replacing (but excluding capitalized expenditures) and repairing the Building, the land under the Building, appurtenances and personal property used in conjunction therewith (hereinafter collectively referred to as the "Project") during each Calendar Year, or portion thereof, during the Term. Expenses shall not include costs of alterations of the premises of tenants of the Building, depreciation charges, interest and principal payments on mortgages, ground rental payments, real estate brokerage and leasing commissions. If the Building is not fully occupied during all or a portion of any year, then Landlord may elect to make an appropriate adjustment of the Expenses for such year employing sound accounting and management principles, to determine the amount of Expenses that would have been paid or incurred by the Landlord had the Building been fully occupied and the amount so determined shall be the amount of Expenses attributable to such year; provided, however, that any such adjustment to Expenses shall relate to items of expense which vary with the occupancy of the Building such as, by way of example and not limited to, cleaning services and utilities. If any Project expense, though paid in one year, relates to more than one calendar year, at the option of Landlord, such expenses may be proportionately allocated among such related calendar years.

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          (iii) The term "Rent Adjustments" shall mean all amounts owed by
     Tenant as additional rent as defined in Subparagraph 4B hereof.

          (iv) The term "Rent Adjustment Deposit" shall mean an amount equal to the estimate of Rent Adjustments due for any Calendar Year as made by Landlord from time to time during the Term. The Rent Adjustment Deposit shall be payable by Tenant in equal monthly installments in the same manner as Total Base Rent on the first day of each month of the Term.

          (v) The term "Taxes" shall mean real estate taxes, assessments, sewer rents, rates and charges, transit taxes, taxes based upon the receipt of rent, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including general income or franchise taxes or any other taxes imposed upon or measured by income or profits, unless the same shall be imposed in lieu of Taxes as herein defined or unless same shall be specifically imposed upon income derived from rents), which may now or hereafter be levied or assessed against the Project or any portion thereof which are payable in any Calendar Year during the Term. In case of special taxes or assessments which may be payable in installments, only the amount of each installment and interest paid thereon paid during a calendar year shall be included in Taxes for that year. Taxes shall also include any personal property taxes (attributable to the year in which paid) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances used in connection with the operation of the Building. In the event the Project is not assessed as fully improved for any year, then Taxes shall be adjusted to the Taxes which would have been payable in such Calendar Year if the assessment had been made on a fully improved basis, based on Landlord's adjustment of the "Taxes" for such year, employing sound management principles. Taxes also include the Landlord's reasonable costs and expenses (including reasonable attorney's fees) in contesting or attempting to reduce any taxes. Taxes shall be reduced by any recovery or refund received of taxes previously paid by the Landlord, provided such refund relates to taxes paid during the term of this Lease. Notwithstanding anything set forth above to the contrary, if at any time the method of taxation then prevailing shall be altered so that any new or additional tax, assessment, levy, imposition or charge or any part thereof shall be imposed upon Landlord in place or partly in place of any Taxes or contemplated increase therein, or in addition to Taxes, and shall be measured by or be based in whole or in part upon the Project, the rents or other income therefrom or any leases of any part thereof, then all such new taxes, assessments, levies, impositions or charges or part thereof, to the extent that they are so measured or based, shall be included in Taxes.

     B. The amount of Rent Adjustment shall be calculated as follows:

          (i) In the event that the amount of Expenses attributable to any Calendar Year shall be greater than the Expense Base set forth in Section 1 hereof, then the Tenant shall pay to the Landlord the Tenant's Proportion of such increase.

          (ii) In the event that the amount of Taxes attributable to any Calendar Year shall be greater than the Tax Base set forth in Section 1 hereof, then the Tenant shall pay to the Landlord the Tenant's Proportion of such increase. The amount of Taxes attributable to a Calendar Year shall be the amount payable during any such Calendar Year, even though the assessment for such Taxes may be for a different Calendar Year.


     C. Landlord shall provide Tenant with the amount of the Rent Adjustment Deposit for the Calendar Year in which the Commencement Date occurs on or before the Commencement Date and Tenant shall thereon pay same to Landlord in equal monthly installments commencing on the Commencement Date.

     D. As soon as reasonably feasible after the expiration of each Calendar Year, Landlord will furnish Tenant a statement ("Adjustment Statement") showing the following:

          (i) Expenses and Taxes to the Calendar Year last ended;

          (ii) The amount of Rent Adjustments due Landlord for the Calendar Year last ended, less credits for Rent Adjustment Deposits paid, if any; and

          (iii) The Rent Adjustment Deposit due in the current Calendar Year.

     E. Within thirty (30) days after Tenant's receipt of each Adjustment Statement, Tenant shall pay to Landlord:

          (i) The amount of Rent Adjustment shown on said statement to be due Landlord for the Calendar Year last ended; plus

          (ii) The amount, which when added to the Rent Adjustment Deposit theretofore paid in the current Calendar Year would provide that Landlord has then received such portion of the Rent Adjustment Deposit as would have theretofore been paid to Landlord had Tenant paid one twelfth (1/12) of the Rent Adjustment Deposit, for the current Calendar Year, to Landlord monthly on the first day of each month of such Calendar Year.

Commencing on the first day of the first month after Tenant's receipt of each Adjustment Statement, and on the first day of each month thereafter until Tenant receives a more current Adjustment Statement, Tenant shall pay to Landlord one-twelfth (1/12) of the Rent Adjustment Deposit shown on said statement. During the last complete Calendar Year, Landlord may include in the Rent Adjustment Deposit its estimate of the Rent Adjustment which may not be finally determined until after the expiration of the Term. The Tenant's obligation to pay the Rent Adjustment shall survive the Term.

     F. Tenant's payment of the Rent Adjustment Deposit for each Calendar Year shall be credited against the Rent Adjustments for such Calendar Year. All Rent Adjustment Deposits may be co-mingled and no interest shall be paid to Tenant thereon. If the Rent Adjustment Deposit paid by Tenant for any Calendar Year exceeds the Rent Adjustments for such Calendar Year, then Landlord shall give a credit to Tenant in an amount equal to such excess against the Rent Adjustments due for the next succeeding Calendar Year, except that if any such excess relates to the last Calendar Year of the Term, then Landlord shall refund such excess to Tenant, provided that all of the following have first occurred:

          (i) The Term has expired or otherwise been terminated;


          (ii) Tenant has vacated the premises and removed all of its property and improvements therefrom in accordance with this Lease;

          (iii) Tenant has surrendered the premises to Landlord in accordance with this Lease; and

          (iv) Tenant has paid all Total Base Rent and Rent Adjustments due under this Lease and has fully performed and observed each and every covenant and condition of this Lease required to be performed or observed by Tenant.

     G. The Tenant or its representative shall have the right to examine the Landlord's books and records with respect to the items in the Adjustment Statement during normal business hours at any time within ten (10) days following the furnishing by the Landlord to the Tenant of such Adjustment Statement. Unless the Tenant shall take written exception to any item within thirty (30) days after the furnishing of the foregoing statement, such statement shall be considered as final and accepted by the Tenant. Any amount due to Landlord as shown on any such statement, whether or not written exception is taken thereto, shall be paid by the Tenant within thirty (30) days after the Landlord shall have submitted the statement, without prejudice to any such written exception.

     H. If the Commencement Date is on any day other than the first day of January, or if the Termination Date is on any day other than the last day of December, any Rent Adjustments due Landlord shall be prorated.

     5. Service.

     A. The Landlord shall, so long as Tenant is not in default under any covenant or condition herein contained, furnish:

          (i) Heating and air cooling when necessary to provide a temperature condition for comfortable occupancy daily, in season, 8:00 A.M. to 9:00 P.M. and on Saturdays 8:00 A.M. to 1:00 P.M., Sunday and holidays excepted. Wherever heat generating machines or equipment are used by Tenant in the demised premises, which affect the temperature otherwise maintained by the air-cooling system, Landlord reserves the right to install supplementary air-conditioning units in the demised premises and the expense of furnishing such units and installation thereof shall be paid by Tenant. The expense resulting from the operation and maintenance of the supplementary air conditioning system shall be paid by the Tenant to the Landlord as Additional Rent at rates fixed by Landlord.

          (ii) Cold water in common with other tenants from City of Chicago mains for drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord, or by Tenant with Landlord's prior written consent, and warm water for lavatory purposes from the regular supply of the Building. Tenant shall pay Landlord at reasonable rates fixed by Landlord for water furnished for any other purposes, and Landlord may install a water meter at Tenant's sole cost to measure such usage. Tenant shall not waste or permit the waste of water. In the event Tenant shall fail to make prompt payment to Landlord for water furnished by Landlord, Landlord, upon ten (10) days' notice, may discontinue furnishing such service and no such discontinuance shall be deemed an eviction or disturbance of Tenant's use of the premises or render Landlord liable for damage or relieve Tenant from any obligation under this Lease.

          (iii) Customary janitor service and cleaning in and about the demised premises Saturdays, Sundays and holidays, excepted. The Tenant shall not provide any janitor services or cleaning without the Landlord's written consent and then only subject to supervision of Landlord and at Tenant's sole responsibility and by janitor or cleaning contractor or employees at all times satisfactory to Landlord.

          (iv) Passenger elevator service in common with Landlord and other tenants, daily from 8:00 A.M. to 6:00 P.M. (Saturdays 8:00 A.M. to 1:00 P.M.), Sunday and holidays excepted, and daily freight elevator service in common with Landlord and other tenants at reasonable hours to be determined by Landlord, Saturdays, Sundays and holidays excepted. Landlord shall provide limited passenger elevator service daily at all times during which such normal passenger service is not furnished. Operatorless automatic elevator service shall be deemed "elevator service" within the meaning of this paragraph.

     B. All electricity, telecommunication, signal and other similar services used in the premises shall be supplied by the utility company serving the Building through a separate meter and be paid for by Tenant. Except for Landlord's gross negligence, Landlord shall not be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of such service is changed or is no longer available or suitable for Tenant's requirements. If such service be discontinued, such discontinuance shall not in any way affect this Lease or the liability of Tenant hereunder or cause a diminution of Base Rent or Rent Adjustments and the same shall not be deemed to be a lessening or diminution of services within the meaning of any law, rule or regulation now or hereafter enacted, promulgated or issued. Tenant shall receive such service directly from the utility company and Landlord hereby permits its wires and conduits, to the extent available, suitable and safely capable, to be used for such purposes.

     C. The Landlord does not warrant that any of the services above mentioned will be free from interruption caused by war, insurrection, civil commotion, riots, acts of God or the enemy, governmental action, repairs, renewals, improvements, alterations, strikes, lockouts, picketing, whether legal or illegal, accidents, inability of the Landlord to obtain fuel, energy or supplies or any other cause or causes beyond the reasonable control of the Landlord. No such interruption of service shall be deemed an eviction (or a constructive eviction) or disturbance of Tenant's use and possession of the premises or any part thereof, or render Landlord liable to Tenant for damages, by abatement of rent or otherwise, or relieve Tenant from performance of Tenant's obligations under this Lease unless caused by Landlord's gross negligence. Tenant hereby waives and releases all claims against Landlord for damages from interruption or stoppage of service except for claims arising by virtue of the Landlord's gross negligence. Tenant agrees to cooperate fully with Landlord, at all times, in abiding by all regulations and requirements which Landlord may prescribe for the proper functioning and protection of all utilities and services reasonably necessary for the operation of the Project and the Building.

     6. Condition of Premises. Landlord agrees to construct the improvements to the demised premises described in the Tenant Work Agreement attached hereto as Exhibit "B" and made a part hereof. The Tenant's taking possession of the premises shall he deemed to be Tenant's acceptance of the demised premises in the order and condition as then exists, except for a punch list of items to be completed or repaired, signed by Landlord and Tenant within twenty (20) days of such possession. No promise of the Landlord to alter, remodel, decorate, clean or improve the demised premises or the Building and no representation respecting the condition of the demised premises or the Building have been made by the Landlord to the Tenant, unless the same is contained herein.

     7. Inability to Deliver Possession. If the Landlord shall be unable to give possession of the demised premises on the Commencement Date for any reason the rent reserved and covenanted to be paid herein shall not commence until the demised premises are available for occupancy by Tenant. No such failure to give possession on the Commencement Date of the Term hereof shall subject Landlord to any liability for failure to give possession nor shall same affect the validity of this Lease or the obligation of the Tenant hereunder, nor shall the same be construed to extend the Term or Termination Date. At the option of Landlord to be exercised within thirty (30) days of the delayed delivery of possession to Tenant, the Lease shall be amended so that the Term shall be extended by the period of time possession is delayed. If the demised premises are ready for occupancy prior to the Commencement Date and Tenant occupies the premises prior to said date, Tenant shall pay proportionate Total Base Rent and Rent Adjustments. The demised premises shall not be deemed to be unready for Tenant's occupancy or incomplete if only minor or insubstantial details of construction, decoration or mechanical adjustments remain to be done in the demised premises or any part thereof, or if the delay in the availability of the demised premises for occupancy shall be due to special work, changes, alterations or additions required or made by Tenant in the layout or finish of the demised premises or any part thereof or shall be caused in whole or in part by Tenant through the delay of Tenant in submitting plans, supplying information, approving plans, specifications or estimates, giving authorizations or shall be otherwise caused in whole or in part by delay and/or default on the part of Tenant. In the event of any dispute as to whether the premises are ready for Tenant's occupancy, the decision of Landlord's architect shall be final and binding on the Landlord and Tenant. Notwithstanding anything to the contrary contained herein, Tenant may terminate this Lease if the demised premises are not available for occupancy by October 31, 1989.

     8. Care and Maintenance. Subject to the provisions of Sections 13 and 14 hereof, the Tenant shall, at the Tenant's own expense, keep the demised premises in good order, condition and repair and shall pay for the repair of any damages caused by Tenant, its agents, employees or invitees. Tenant shall promptly arrange with Landlord, at Tenant's sole expense, for the repair of all damage to the premises and the replacement or repair of all damaged or broken glass (including signs thereon), fixtures and appurtenances (including hardware, heating, cooling, ventilating, electrical, plumbing and other mechanical facilities in the premises), with materials equal in quality and class to the original materials damaged or broken, within any reasonable period of time specified by Landlord, all repairs and replacements to be made under the supervision and with the prior written approval of Landlord, using contractors or persons acceptable to Landlord. If Tenant does not promptly make such arrangements, Landlord may, but need not, make such repairs and replacements and one hundred twenty-one (121%) percent of Landlord's cost for such repairs and replacements shall be deemed Additional Rent reserved under this Lease due and payable forthwith. The Tenant shall pay the Landlord or the managing agent of the Building, as Landlord may direct, a fee for supervision and coordination of all work performed by Tenant as well as all costs for overtime and for any other expense incurred in the event repairs, alterations, decorating or other work in the demised premises are not made during ordinary business hours at the Tenant's request.

     9. Alterations. The Tenant shall not do any painting or decorating, or erect any partitions, make any alterations in or additions to the demised premises or do any nailing, boring or screwing into the ceilings, walls or floors, without the Landlord's prior written consent in each and every instance. Unless otherwise agreed by Landlord and Tenant in writing, all such work shall be performed either by or under the direction of Landlord, but at the sole cost of Tenant. The Landlord's decision to refuse such consent shall be conclusive. If the Landlord consents to such alterations or additions, before commencement of the work or delivery of any materials into the demised premises or into the Building, the Tenant shall furnish the Landlord for approval: (A) Plans and specifications; (B) Names and addresses of contractors; (C) Copies of contracts;
(D) Necessary permits; and (E) Indemnification and insurance in form and amount satisfactory to Landlord from all contractors performing labor or furnishing materials, insuring against any and all claims, costs, damages, liabilities and expenses which may arise in connection with the alterations or additions.

     Landlord may withhold approval of any alteration or additions if the plans and specifications therefor are not reasonably acceptable to the Landlord or Landlord's architect or engineer (if any). In connection with any request for approval of any alterations or additions by Tenant, Landlord my retain the services of an outside architect and/or engineer and the reasonable fees of such architect and/or engineer to Landlord shall be reimbursed to Landlord by Tenant. Landlord's approval of any plans or specifications shall not be construed to be an agreement or representation on Landlord's part as to the adequacy or suitability of the Tenant's alterations or additions.

     In the event Landlord permits the alterations or additions to be completed by Tenant's contractor, Landlord reserves the right to require that Tenant shall terminate its contract with any such contractor in the event said contractor shall be engaged in a labor dispute which disrupts said contractor's work. Landlord shall also have the right to order any contractor of Tenant who violates any of Landlord's requirements or standards of work to cease work and to remove himself, his equipment and his employees from the Building. Landlord or the managing agent of the Building shall be entitled to charge a fee for supervision and coordination of all such alterations. Tenant agrees that its contractors shall not conduct their work in such a manner so as to interfere with or cause any interruption of either: (A) Landlord's construction; (B) Another tenant's occupancy or construction; or (C) Other phases of Landlord's operation of the Building.

     Whether the Tenant furnishes the Landlord the foregoing or not, the Tenant hereby agrees to indemnify and hold the Landlord, its beneficiaries, partners and their respective agents and employees harmless from any and all liabilities of every kind and description which may arise out of or be connected in any way with said alterations or additions. Any mechanic's lien filed against the demised premises, or the Real Property, for work claimed to have been furnished to the Tenant shall be discharged of record by the Tenant within ten (10) days thereafter, at the Tenant's expense. Upon completing any alterations or additions, the Tenant shall furnish the Landlord with contractors' affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used. All alterations and additions shall comply with all insurance requirements and with all ordinances and regulations of any pertinent governmental authority. All alterations and additions shall be constructed in a good and workmanlike manner and only good grades of materials shall be used.

     All additions, decorations, fixtures, hardware, non-trade fixtures and all improvements, temporary or permanent, in or upon the demised premises, whether placed there by the Tenant or by the Landlord, shall, unless the Landlord requests their removal, become the Landlord's property and shall remain upon the demised premises at the termination of this Lease, by lapse of time or otherwise, without compensation or allowance or credit to the Tenant. Landlord may, at its sole option, request Tenant, at Tenant's sole cost, to remove same and if, upon the Landlord's request, the Tenant does not remove said additions, decorations, fixtures, hardware, non-trade fixtures and improvements, the Landlord may remove the same, and the Tenant shall pay the cost of such removal to the Landlord upon demand.

     10. Access to Premises. The Tenant shall permit the Landlord, its agents and designees, to erect, use and maintain pipes, ducts, wiring and conduits in and through the demised premises and to have free access to the premises and any part thereof in the event of an emergency. Upon prior written notice (except in emergency circumstances) the Landlord or Landlord's agents shall have the right to enter upon the premises, to inspect the same, to perform janitorial and cleaning services and to make such decorations, repairs, alterations, improvements or additions to the premises or the Project as the Landlord may deem necessary or desirable, and the Landlord shall be allowed to take all material into and upon said demised premises that may be required thereof without the same constituting an eviction of the Tenant in whole or in part, and the rent reserved shall in no way abate (except as provided in Paragraphs 13 or 14 hereof) while said decorations, repairs, alterations, improvements, or additions are being made, by reason of loss or interruption of business of the Tenant, or otherwise. If the Tenant shall not be personally present to open and permit an entry into said demised premises, at any time, when for any reason an entry therein shall be necessary or permissible, the Landlord or Landlord's agents may enter the same by a master key, or may forcibly enter the same, without rending the Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property), and without in any manner affecting the obligations and covenants of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon the Landlord any obligations, responsibility or liability whatsoever, for the care, supervision or repair of the Building or any part thereof, in the exercise of any rights herein provided. The Landlord shall also have the right at any time without the same constituting an actual or constructive eviction and without incurring any liability to the Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or public parts of the Building, and to close entrances, doors, corridors, elevators or other facilities. The Landlord shall not be liable to the Tenant for any expense, injury, loss or damage resulting from work done in or upon, or the use of, any adjacent or nearby building, land, street or alley.

     11. Insurance. Tenant shall carry insurance during the entire Term hereof insuring Tenant, and insuring, as additional named insureds, Landlord, any beneficiary of Landlord, the managing agent for the Project and their respective agents, partners and employees, as their interests may appear, with terms, coverages and in companies satisfactory to Landlord, and with such increases in limits as Landlord may from time to time request, but initially Tenant shall maintain the following coverages in the following amounts:

     A. Comprehensive public liability insurance, including the broad or extended liability endorsement, during the entire term hereof with terms and in companies satisfactory to Landlord to afford protection to the limits of not less then $2,000,000 for combined single limit personal injury and property damage liability per occurrence.

     B. Insurance against fire, sprinkler leakage, vandalism, and the extended coverage perils for the full insurable value of all additions, improvements and alterations to the premises, and of all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the premises and business interruption insurance.

     C. Tenant shall, prior to the commencement of the Term, and during the Term, thirty (30) days prior to the expiration of the policies of insurance, furnish to Landlord certificates evidencing such coverage, which certificates shall state that such insurance coverage may not be changed or cancelled without at least thirty (30) days' prior written notice to Landlord and Tenant.

     12. Subrogation. Landlord and Tenant agree to have all fire and extended coverage and material damage insurance which may be carried by either of them endorsed with a clause providing that any release from liability of or waiver of claim for recovery from the other party or any of the parties named in Paragraph 11 above entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of said policy or the right of the insured to recover thereunder, and providing further that the insurer waives all rights of subrogation which such insurer might have against the other party or any of the parties named in Paragraph 11 above. Without limiting any release or waiver of liability or recovery contained in any other Section of this Lease but rather in confirmation and furtherance thereof, Landlord and any beneficiaries of Landlord waive all claims for recovery from Tenant, and Tenant waives all claims for recovery from Landlord, any beneficiaries of Landlord and the managing agent for the Project and their respective agents, partners and employees, for any loss or damage to any of its property insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance policies.

     Notwithstanding the foregoing or anything contained in this Lease to the contrary, any release or any waiver of claims shall not be operative, nor shall the foregoing endorsements be required, in any case where the effect of such release or waiver is to invalidate insurance coverage or invalidate the right of the insured to recover thereunder or increase the cost thereof (provided that in the case of increased cost the other party shall have the right, within ten (10) days following written notice, to pay such increased cost, thereby keeping such release or waiver in full force and effect).

     13. Untenantability. If in excess of thirty (30%) percent of the demised premises or in excess of thirty (30%) percent of the Building are made untenantable by fire or other casualty, and Landlord determines in its reasonable judgment that the demised premises cannot be restored within one hundred eighty (180) days of such casualty, then Landlord or Tenant may elect to terminate this Lease as of the date of the fire or casualty by notice to the other within sixty (60) days after that date. In the event of the termination of this Lease pursuant to this section, rent shall be apportioned on a per diem basis and paid to the date of the fire or other casualty.

     In the event the Lease is not terminated pursuant to these provisions, then landlord shall repair, restore or rehabilitate the Building and the demised premises at Landlord's expense. Rent shall abate only with respect to the portion of the demised premises rendered untenantable on a per diem basis during the period of untenantability.

     14. Eminent Domain.

     A. If a portion of the Building, or the demised premises, shall be lawfully taken or condemned for any public or quasi-public use or purpose, or conveyed under threat of such condemnation, and as a result thereof, the premises cannot be used for the same purpose and with the same utility as before such taking or conveyance, the terms of this Lease shall end upon, and not before, the date of the taking of possession by the condemning authority, and without apportionment of the award. Tenant hereby assigns to the Landlord, Tenant's interest in such award, if any. Current rent shall be apportioned as of the date of such termination. If any part of the Building shall be so taken or condemned, or if the grade of any street or alley adjacent to the Building is changed by any competent authority and such taking or change of grade makes it necessary or desirable to demolish, substantially remodel, or restore the Building, the Landlord shall have the right to cancel this Lease upon not less than ninety
(90) days' prior notice to the date of cancellation designed in the notice.

     B. If a portion of the premises shall be lawfully taken or condemned or conveyed under threat of condemnation but thereafter the premises can be used by Tenant for the same purpose and with substantially the same utility, this Lease shall not be terminated by Landlord and Landlord shall repair the premises, and the Lease shall be amended to reduce the Tenant's Proportion and Base Rent in the proportion of the amount taken. No money or other consideration shall be payable by the Landlord to the Tenant for any right of cancellation or temporary taking, and the Tenant shall have no right to share in any condemnation award or in any judgment for damages caused by a change of grade.

     15. Waiver of Claims and Indemnity. To the extent permitted by law, the Tenant releases the Landlord, its beneficiaries, and their respective agents, employees, mortgagees and partners (all of said parties are, for the purposes of this Paragraph 15 collectively referred to as "indemnitees") from, and waives all claims for, damage to person or property sustained by the Tenant or any occupant of the Building or premises resulting from the Building or premises or any part of either or any equipment or appurtenance becoming out of repair, or resulting from any accident in or about the Building, or resulting directly or indirectly, from any act or neglect of any tenant or occupant of the Building or of any other person, including the indemnitees. This Section 15 shall apply especially, but not exclusively, to the flooding of basements or other subsurface areas, and to damage caused by refrigerators, sprinkling devices, air-conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, and shall apply equally whether any such damage results from the act or neglect of other tenants, occupants or servants in the Building or of any other person, and whether such damage be caused or result form any thing or circumstance above mentioned or referred to, or any other thing or circumstance whether of a like nature or of a wholly different nature, except if caused by Landlord's gross negligence or willful misconduct. If any such damage, whether to the demised premises or to the Building or any part thereof, or whether to the Landlord or to other tenants in the Building, results from any act or neglect of the Tenant, its employees, agents, invitees and customers, the Tenant shall be liable therefor and the Landlord may, at the Landlord's option, repair such damage and the Tenant shall, upon demand by the Landlord, reimburse the Landlord forthwith for the total cost of such repairs. The Tenant shall not be liable for any damage caused by its act or neglect if the Landlord or a Tenant has recovered the full amount of the damage from insurance and the insurance company has waived its right of subrogation against the Tenant. All property belonging to the Tenant or any occupant of the premises that is in the Building or the premises shall be there at the risk of the Tenant or other person only, and the Landlord shall not be liable for damage thereto or theft or misappropriation thereof.

     To the extent permitted by law, Tenant agrees to indemnify and save the indemnitees harmless against any and all claims, demands, costs and expenses, including reasonable attorney's fees for the defense thereof, arising from Tenant's occupation of the demised premises or from any breach or default on the part of the Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any act or negligence of Tenant, its agents, servants, employees or invitees, in or about the demised premises. In case of any action or proceeding brought against any indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord.

     16. Assignment/Subletting.

     A. Tenant shall not, without Landlord's prior written consent, which will not be unreasonably withheld: (i) assign, transfer, hypothecate, mortgage, encumber, or convey or subject to or permit to exist upon or be subjected to any lien or charge this Lease or any interest under it; (ii) allow any transfer of, or any lien upon, Tenant's interest in this Lease by operation of law; (iii) sublet the demised premises in whole or in part; or (iv) allow the use or occupancy of any portion of the premises for a use other than the Use or by anyone other than Tenant or Tenant's employees.

     Notwithstanding the foregoing, should any law governing Landlord's consent to a sublease or assignment require Landlord to exercise reason in the consideration of the granting or denying of consent, Landlord may take into consideration the business reputation and credit worthiness of the proposed subtenant or assignee; any alteration of the premises; the intended use of the premises by the proposed subtenant or assignee; the estimated pedestrian and vehicular traffic in the premises and to the Building which would be generated by the proposed subtenant or assignee; and any other factors which Landlord shall deem relevant. Provided further, however, that if Landlord does not consent to a sublease or assignment to any subtenant or assignee which is a governmental agency, which is a present tenant in the Building or with whom Landlord or its agents has discussed tenancy within the Building, same shall not be deemed to be unreasonable.

     B. If Tenant shall, with Landlord's prior consent as herein required, sublet the demised premises: (i) an amount equal to rental in excess of the Base Rent and any Additional Rent herein provided to be paid shall be for benefit of

Landlord and shall be paid to Landlord promptly when due under any such subletting as Additional Rent; and (ii) Landlord shall be entitled to a fee not greater than an amount equal to six (6) months Base Rental as consideration for any such consent.

     C. If Tenant is an entity whose ownership is not publicly held, and if during the Term, the ownership of the control of Tenant changes, Tenant shall notify Landlord of such change within five (5) days thereof, and Landlord, at its option, may at any time thereafter terminate this Lease by giving Tenant written notice of said termination at least sixty (60) days prior to the date of termination stated in the notice. The term "control" as used herein means the power to directly or indirectly direct or cause the direction of the management or policies of the Tenant. A change or series of changes in ownership of stock which would result in direct or indirect change in ownership by the stockholders or an affiliated group or stockholders of less than fifty (50%) percent of the outstanding stock shall not be considered a change of control.

     D. Tenant shall, by notice in writing, advise Landlord of its intention from, on and after a stated date (which shall not be less than sixty (60) days after the date of the giving of Tenant's notice to Landlord) to assign this Lease or sublet any part or all of the demised premises for the balance or any part of the Term, and, in such event, Landlord shall have the right, to be exercised by giving written notice to Tenant within thirty (30) days after receipt of Tenant's notice, to terminate this Lease with respect to the space described in Tenant's notice as of the date stated in Tenant's notice for the commencement of the proposed assignment or sublease. Tenant's notice shall include the name and address of the proposed assignee or subtenant, a true and complete copy of the proposed assignment or sublease and sufficient information as Landlord deems necessary to permit Landlord to determine the financial responsibility and character of the proposed assignee or subtenant. If Tenant's notice covers all of the demised premises and if Landlord exercises its right to terminate this Lease as to such space, then the Term of this Lease shall expire and end on the date stated in Tenant's notice for the commencement of the proposed assignment or sublease as fully and completely as if that date had been the Expiration Date. If, however, Tenant's notice covers less than all of the demised premises, and if Landlord exercises its right to terminate this Lease with respect to such space described in Tenant's notice, then as of the dated stated in Tenant's notice for the commencement of the proposed sublease, the Base Rent and the Tenant's Proportionate Share as defined herein shall be adjusted on the basis of the number of rentable square feet retained by Tenant, and this Lease as so amended, shall continue thereafter in full force and effect.

     E. Landlord's consent to any assignment or subletting shall not release Tenant of liability under this Lease or permit any subsequent prohibited act, unless specifically provided in such written consent. Tenant agrees to pay to Landlord, on demand, all reasonable costs incurred by Landlord in connection with any request by Tenant of Landlord in connection with any consent to any assignment or subletting by Tenant.

     17. Subordination. Landlord may execute and deliver a mortgage or trust deed in the nature of a mortgage (both sometimes hereinafter referred to as "Mortgage") against the Building, the Project or any interest therein, including a ground lease thereof ("Ground Lease") and sell and leaseback the underlying land. This Lease and the rights of Tenant hereunder shall be and are hereby made expressly subject and subordinate at all times to any ground lease of the land or the Building, or both, now or hereafter existing and all amendments, renewals and modifications thereto and extensions thereof, and to the lien of any Mortgage now or thereafter encumbering any portion of the Project, and to all advances made or hereafter to be made upon the security thereof provided that any such subordination at all times shall be subject to the right of Tenant to remain in possession of the demised premises under the terms of this Lease for the Term, notwithstanding any default under the Ground Lease or Mortgage or after termination of said Ground Lease or foreclosure of the Mortgage or any sale pursuant thereto so long as the Tenant is not in default under this Lease. Tenant agrees to execute and deliver such ground lease instruments subordinating this Lease to any such ground lease and to the lien of any such Mortgage as may be requested in writing by Landlord from time to time. Notwithstanding anything to the contrary contained herein, any mortgagee under a Mortgage may, by notice in writing to the Tenant, subordinate its Mortgage to this Lease.

     In the event of the cancellation or termination of any such ground lease described above in accordance with its terms or by the surrender thereof, whether voluntary, involuntary or by operation of law, or by summary proceedings, or the foreclosure of any such Mortgage by voluntary agreement or otherwise, or the commencement of any judicial action seeking such foreclosure, Tenant, at the request of the then Landlord, shall attorn to and recognize such ground lessor, mortgagee or purchaser in foreclosure as Tenant's Landlord under this Lease. Tenant agrees to execute and deliver at any time upon request of such ground lessor, mortgagee, purchaser, or their successors, any instrument to further evidence such attornment.

     Tenant agrees to give the holder of any Mortgage, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has received notice (by way of service on Tenant of a copy of an assignment of rents and leases, or otherwise) of the address of such Mortgagees and containing a request therefor.

     18. Certain Rights Reserved to the Landlord. The Landlord reserves and may exercise the following rights without affecting Tenant's obligations hereunder:

     A. To change the name or street address of the Building;

     B. To install and maintain a sign or signs on the interior or exterior of the Building;

     C. To have access for the Landlord and the other tenant of the Building to any mail chutes located on the demised premises according to the rules of the United States Postal service;

     D. To designate all sources furnishing sign painting and lettering, ice, drinking water, towels, food, beverages, vending machines and toilet supplies, lamps and bulbs used on the demised premises;

     E. To decorate, remodel, repair, alter or otherwise prepare the demised premises for reoccupancy if Tenant vacates the demised premises prior the expiration of the Term;

     F. To retain at all times pass keys to the demised premises;


     G. To grant to anyone the exclusive right to conduct any particular business or undertaking in the Building; provided, however, such grant does not prohibit Tenant from pursuing the use of the demised premises granted hereunder;

     H. To exhibit the demised premises to others during the last six months of the Term;

     I. To close the Building after regular working hours and on the holidays; subject, however, to Tenant's rights to admittance, under such reasonable regulations as Landlord may prescribe from time to time, which may include by way of example but not of limitation, that persons entering or leaving the Building identify themselves to a watchman by registration or otherwise and that said persons establish their right to enter or leave the Building; provided, however, Landlord shall not be liable for the failure to admit any person to the Building;

     J. To approve the weight, size and location of safes or other heavy equipment or articles, which articles may be moved in, about, or out of the Building or premises only at such times and in such manner as Landlord shall direct and in all events, however, at Tenant's sole risk and responsibility;

     K. To take any and all measures, including inspections, repairs, alterations, decorations, additions and improvements to the premises or to the Building and to close or temporarily suspend, as may be necessary or desirable for the safety, protection or preservation of the premises or the Building or the Landlord's interests or the interest of other tenants, or as may be necessary or desirable in the operation of the Building.

     The Landlord may enter upon the demised premises and may exercise any or all of the foregoing rights reserved without being deemed guilty of an eviction or disturbance of the Tenant's use or possession and without being liable in any manner to the Tenant and without abatement of rent or affecting any of the Tenant's obligations hereunder.

     19. Holding Over. If the Tenant retains possession of the demised premises or any part thereof after the termination of the Term or any extension thereof, by lapse of time and otherwise, the Tenant shall pay the Landlord Monthly Base Rent, at double the rate payable for the month immediately preceding said holding over (including increases for Rent Adjustment which Landlord may reasonably estimate), computed on a per-month basis, for each month or part thereof (without reduction for any such partial month) that the Tenant thus remains in possession, and in addition thereto, Tenant shall pay the Landlord all damages, consequential as well as direct, sustained by reason of the Tenant's retention of possession. Alternatively, at the election of Landlord expressed in a written notice to the Tenant and not otherwise, such retention of possession shall constitute a renewal of this Lease for one (1) year at the same terms and conditions herein set forth except that the Monthly Base Rent during said one
(1) year period shall be equal to one hundred sixty (160%) percent of the Monthly Base Rent for the month immediately preceding said holding over. The provisions of this paragraph do not exclude the Landlord's rights of re-entry or any other right hereunder. Any such extension or renewal shall be subject to all other terms and conditions herein contained.

     20. Landlord's Remedies.

     A. Each of the following shall constitute a breach of this Lease by Tenant:
(i) Tenant fails to pay any installment or other payment of rent including without limitation Total Base Rent, Rent Adjustment Deposits or Rent Adjustments when due; (ii) Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease or under the Workletter to be observed or performed by Tenant and fails to cure such default within fifteen (15) days after written notice thereof to Tenant; (iii) the interest of Tenant in this Lease is levied upon under execution or other legal process; (iv) a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Act, or any amendment, replacement or substitution therefor, or to delay payment of, reduce or modify Tenant's debts, or upon the dissolution of Tenant; (v) Tenant is declared insolvent by law or any assignment of Tenant's property is made for the benefit of creditors; a receiver is appointed for Tenant or Tenant's property; or (vi) Tenant abandons the premises.

     B. In the event of any breach of this Lease by Tenant, Landlord at its option, without further notice or demand to Tenant, may, in addition to all other rights and remedies provided in this Lease, at law or in equity:

          (i) terminate this Lease and Tenant's right of possession of the premises, and recover all damages to which Landlord is entitled under law, specifically including, without limitation, all rent payable hereunder for the balance and of the Term, all Landlord's expenses of reletting (including repairs, alterations, improvements, additions, decorations, legal fees and brokerage commissions); or

          (ii) terminate Tenant's right of possession of the premises without terminating this Lease, in which event Landlord may, but shall not be obligated to, relet the premises, or any part thereof for the account of Tenant, for such rent and term and upon such terms and conditions as are acceptable to Landlord.

For purposes of such reletting, Landlord is authorized to decorate, repair, alter and improve the premises to the extent reasonably necessary. If Landlord fails or refuses to relet the premises or if the premises are relet and a sufficient sum not be realized therefrom after payment of all Landlord's expenses of reletting (including repairs, alterations, improvements, additions, decorations, legal fees and brokerage commissions) to satisfy the payment when due of rent reserved under this Lease for each such monthly period, or if the premises have been relet, Tenant shall pay any such deficiency monthly. Tenant agrees that Landlord may file suit to recover any sums due to Landlord hereunder from time to time and that such suit or recovery of any amount due Landlord hereunder shall not be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord. In the event Landlord elects, pursuant to this Subsection B of Section 20, to terminate Tenant's right of possession only without terminating this Lease, Landlord may, at Landlord's option, enter into the premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession thereof, as provided in Section 21 hereof; provided, such action shall not terminate this Lease or release Tenant, in whole or in part, from Tenant's obligation to pay the rent reserved hereunder for the Term or from any other obligation of Tenant under this Lease. Any and all property which may be removed from the premises by the Landlord pursuant to the authority of the Lease or of law, to which the Tenant is or may be entitled, may be handled, removed or stored by the Landlord at the rising, cost and expense of the Tenant, and the Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. The Tenant shall pay to the Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in the Landlord's possession or under the Landlord's control. Any such property of the Tenant not retaken from storage by the Tenant within thirty (30) days after the end of the Term, however terminated, shall be conclusively presumed to have been conveyed by the Tenant to the Landlord under this Lease as a bill of sale without further payment or credit by the Landlord to the Tenant. Tenant hereby grants to Landlord a first lien upon the interest of Tenant under this Lease to secure the payment of monies due under this Lease, which lien may be enforced in equity. Any default by Tenant of any term or condition hereof other than the payment of sums due hereunder may be restrained or enforced by injunction.

     C. Tenant shall pay upon demand, all costs and expenses, including reasonable attorney's fees, incurred by Landlord in enforcing the observance and performance by Tenant of all covenants, conditions and provisions of this Lease to be observed and performed by Tenant, or resulting from Tenant's default under this Lease.

     D. If the term of any lease, other than this Lease, made by the Tenant for any demised premises in the Building shall be terminated or terminable after the making of this Lease because of any default by the Tenant under such other lease, such fact shall empower the Landlord, at the Landlord's sole opinion, to terminate this Lease by notice to the Tenant.

     21. Surrender of Possession. Upon the expiration or other termination of the Term, Tenant shall quit and surrender to Landlord the premises, broom clean, in good order and condition, ordinary wear excepted, surrender all keys to the premises to Landlord, and Tenant shall remove all of its property except as otherwise specifically provided herein.

     If the Tenant does not remove its property of every kind and description from the demised premises prior to the end of the Term, however ended, at Landlord's option, the Tenant shall be conclusively presumed to have conveyed the same to the Landlord under this Lease as a bill of sale without further payment or credit by the Landlord to the Tenant and the Landlord may remove the same and the Tenant shall pay the cost of such removal to the Landlord upon demand. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

     22. Relocation Of Tenant. Landlord shall have the right, upon thirty (30) days written notice, to relocate Tenant to another location in the Building at no cost or expense to Tenant and upon the condition that the new premises designated by Landlord shall be substantially similar to the demised premises with respect to area and configuration in the Building and shall not be smaller in area than the demised premises. Landlord's right to relocate Tenant may be exercised once during the Term hereof.

     23. Covenant Against Liens. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon Landlord's title or interest in the Building, the Project or premises, and any liens and encumbrances created by Tenant shall attach to Tenant's interest only. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Land, Building or the premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the premises, and in case of any such lien attaching, Tenant covenants and agrees immediately to cause it to be released and removed of record.

     24. Tenant's Payments Upon Execution.

     A. As additional security for the faithful and prompt performance of its obligation hereunder, Tenant has concurrently with the execution of this Lease paid to Agent the Security Deposit described in Section 1 hereof. Said Security Deposit need not be segregated and may be applied by Landlord for the purpose of curing any default or defaults of Tenant hereunder, in which event Tenant shall replenish said deposit in full by promptly paying to Landlord on demand the amount so applied. Landlord shall not pay any interest on said deposit, except as may be required by law. If Tenant has not defaulted hereunder and Landlord has not applied said deposit to cure a default, or Landlord has applied said deposit to cure a default and Tenant has replenished the same, then said deposit, or such remaining portion thereof, shall be paid to Tenant after the termination of this Lease. Said deposit shall not be deemed an advance payment of rent or measure of Landlord's damages for any default hereunder by Tenant.

     B. Upon sale or transfer of the Building by Landlord and the concurrent assignment of this Lease to a successor Landlord, Landlord shall be relieved of any responsibility to Tenant to refund the Security Deposit provided said deposit is transferred or assigned to the successor Landlord. Any such successor Landlord shall thereafter be liable to Tenant for the obligations of Landlord hereunder.

     C. Notwithstanding anything to the contrary herein set forth, the Monthly Base Rent payable for the first month of the Term shall be due and paid to Landlord concurrently upon the execution thereof by Tenant.

     25. Rules And Regulations. The Tenant shall occupy and use the demised premises during the Term for the purpose above specified and none other and shall comply with the following provisions:

     A. The Tenant will not make or permit to be made any use of the demised premises which, directly or indirectly is forbidden by public law, ordinance, or governmental regulation or which may be dangerous to persons or property, or which may invalidate or increase the premium cost of any policy of insurance carried on the Building or covering its operations; the Tenant shall not do, or permit to be done, any act or thing upon the demised premises which will be in conflict with fire insurance policies covering the Building. The Tenant, at its sole expense shall comply with all rules, regulations or requirements of the local inspection and Rating Bureau, or any other similar body, and shall not do or permit anything to be done upon said premises or bring or keep anything thereon in violation of rules, regulations, or requirements of the Fire Department, local inspection and Rating Bureau, Fire Insurance Rating Organization or other authority having jurisdiction and then only in such quantity and manner of storage as not to increase the rate of fire insurance applicable to the Building;

     B. Any sign installed in the demised premises or anywhere within the Building shall be installed by Landlord at Tenant's cost and in such manner, character and style as Landlord may approve in writing;

     C. The Tenant shall not advertise the business, profession or activities of the Tenant conducted in the Building in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities, and shall not use the name of the Building for any purpose other than that of business address of the Tenant, and shall never use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence without the Landlord's express consent in writing;

     D. The Tenant shall not obstruct, or use for storage, or for any purpose other than ingress and egress, the sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways of the Building;

     E. No bicycle or other vehicle and no dog, other than a seeing eye dog, or other animal shall be brought or permitted to be in the Building or any part thereof;

     F. The Tenant shall not make or permit any noise or odor that is objectionable to other occupants of the Building to emanate from the demised premises, and shall not create or maintain a nuisance thereon, and shall not disturb, solicit or canvass any occupant of the Building, and shall not do any act tending to injure the reputation of the Building;

     G. The Tenant shall not install any musical instrument or equipment in the Building or any antennas, aerial wires or other equipment inside or outside the Building, without, in each and every instance, prior approval in writing by the Landlord. The use thereof, if permitted, shall be subject to control by the

Landlord to the end that others shall not be disturbed or annoyed;

     H. The Tenant shall not waste water by tying, wedging or otherwise fastening open, any faucet;

     I. No additional locks or similar devices shall be attached to any door or window. No keys for any door or window other than those provided by the Landlord shall be made. If more than two keys for one lock are desired by the Tenant, the Landlord may provide the same upon payment by the Tenant. Upon termination of this Lease or of the Tenant's possession, the Tenant shall surrender all keys of the demised premises and shall make known to the Landlord the explanation of all combination locks on safes, cabinets, and vaults;

     J. The Tenant shall be responsible for protecting the demised premises and all property located therein and for the safety of all persons therein;

     K. If the Tenant desires telegraphic, telephonic, burglar alarm or signal service, the Landlord will, upon request, direct where and how connections and all wiring for such service shall be introduced and run. Without such directions, no boring, cutting or installation of wires or cables is permitted;

     L. Shades, draperies or other forms of inside window covering must be of such shape, color and material as approved by the Landlord;

     M. Tenant shall pay, as a late charge in the event any installment of Total Base Rental, Rent Adjustments, Rent Adjustment Deposits and any other charge owed by Tenant hereunder is not paid when due, the greater of $100.00 or an amount equal to five (5%) percent of the amount due for each and every thirty
(30) day period that said amount remains unpaid (but in no event shall the amount of such late charge exceed an amount based upon the highest legally permissible rate chargeable at any time by Landlord under the circumstances). Should Tenant make a partial payment of past due amounts, the amount of such partial payment shall be applied first to reduce all accrued and unpaid late charges, in inverse order of their maturity, and then to reduce all other past due amounts, in inverse order of their maturity;

     N. The Tenant shall not overload any floor. Safes, furniture and all large articles shall be brought through the Building and into the demised premises at such times and in such manner as the Landlord shall direct and at the Tenant's sole risk and responsibility. The Tenant shall list all furniture, equipment and similar articles to be removed from the Building, and the list must be approved at the Office of the Building or by a designated person before building employees will permit any article to be removed;

     O. Unless the Landlord gives advance written consent in each and every instance, the Tenant shall not install or operate any steam or internal combustion engine, boiler, machinery, refrigerating or heating device or air-conditioning apparatus in or about the demised premises, or carry on any mechanical business therein, or use the demised premises for housing accommodations or lodging or sleeping purposes, or do any cooking therein or install or permit the installation of any vending machines, or use any illumination other than electric light, or use or permit to be brought into the Building any inflammable oils or fluids such as gasoline, kerosene, naphtha and benzene, or any explosive or other articles hazardous to persons or property;

     P. The Tenant shall not place or allow anything to be against or near the glass of partitions, doors or windows of the demised premises which may diminish the light in, or be unsightly from the exterior of the Building, public halls or corridors;

     Q. The Tenant shall not install in the demised premises any equipment which uses a substantial amount of electricity without the advance written consent of the Landlord. The Tenant shall ascertain from the Landlord the maximum amount of electric current which can safely be used in the demised premises, taking into account the capability of the electric wiring in the Building and the demised premises and the needs of other tenants in the Building and shall not use more than such safe capacity. The Landlord's consent to the installation of electric equipment shall not relieve the Tenant from the obligation not to use more electricity than such safe capacity;

     R. The Tenant may not install carpet padding or carpet by means of a mastic, glue or cement without Landlord's prior written consent. Such installation shall be by tackless strip or double-faced tape only;

     S. Tenant shall not, without Landlord's prior written consent in each instance, do any cooking, baking, heating, preparation, serving or selling of any food or beverages in the premises, or permit the same to occur, except for coffee service and microwave ovens to service Tenant;

     T. If Tenant breaches any covenant or condition of this Section 25, then in addition to all other liabilities, rights and remedies for breach of any covenant of this Section 25, the Tenant shall pay to the Landlord all damages caused by such breach and shall also pay to the Landlord as Additional Rent an amount equal to any increase in insurance premium or premiums caused by such breach. The Landlord shall have the right to make and Tenant shall observe, such reasonable rules and regulations as the Landlord or its agent may from time to time adopt on such reasonable notice to be given as the Landlord may elect. Nothing in this lease shall be construed to impose upon the Landlord any duty or obligation to enforce provisions of this Section 25 or any rules and regulations hereafter adopted, or the terms, covenants or conditions of any other lease as against any other Tenant, and the Landlord shall not be liable to the Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

     26. Miscellaneous.

     A. No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of rent due shall be deemed to be other than a payment on account of the amount due and no endorsement or statement on any check or any letter accompanying any check or payment of rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or payment of rent or pursue any other remedies available to Landlord. No receipt of money by the Landlord from the Tenant after the termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the demised premises shall reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit.

     B. No waiver of any default of the Tenant hereunder shall be implied from any omission by the Landlord to take any action on account of such default and if such default be repeated, no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. Receipt of rent by Landlord, with knowledge of any breach of this Lease by Tenant or of any default by Tenant in the observance or performance of any of the conditions or covenants of this Lease, shall not be deemed to be a waiver of any provision of this Lease.

     C. The words "Landlord" and "Tenant" wherever used in the Lease shall be construed to mean plural where necessary, and the necessary grammatical changes required to make the provisions hereof apply either to corporations or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. The term "Tenant" shall include the Tenant's agents, employees, contractors, officers, invitees, successors and others using the demised premises with the expressed or implied permission of Tenant.

     D. Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of the Landlord and the Tenant and their respective heirs, legal representatives, successors and assigns in the event this Lease has been assigned with the express written consent of the Landlord; provided, however, this provision shall not be construed to permit any assignment or subletting by tenant.

     E. The execution of this Lease by Tenant and delivery of same to Landlord or the Landlord's Agent does not constitute a reservation of or option for the premises or an agreement to enter into a Lease. This Lease shall become effective only if and when Landlord executes and delivers same to Tenant; provided, however, the execution and delivery by Tenant of this Lease to Landlord or the Landlord's Agent shall constitute an irrevocable offer by Tenant to lease the premises on the terms and conditions herein contained, which offer may not be withdrawn or revoked for 30 days after such execution and delivery. If Tenant is a corporation, partnership, association or any other entity, it shall deliver to Landlord, concurrently with the delivery to Landlord of an executed Lease, certified resolutions of Tenant's directors or other governing person or body authorizing execution and delivery of this Lease and the performance by Tenant of its obligations hereunder and the authority of the party executing the lease as having been duly authorized to so do.


     F. All amounts (unless otherwise provided herein, and other than the Total Base Rent and Rent Adjustment, which shall be due as hereinbefore provided) owed by the Tenant to the Landlord hereunder shall be deemed additional rent and be paid within ten (10) days from the date the Landlord renders statements of account therefor. All such amounts (including Total Base Rent and Rent Adjustment) shall bear interest from the date due until the date paid at the rate of two (2%) percent above the prime rate of interest published by the First National Bank of Chicago on the date that any payment is due, or at the maximum legal rate of interest, allowed by law, if such maximum legal rate is applicable and lower. Whenever rent is referred to in this Lease, it shall include (but not by way of exclusion) Total Base Rent, Rent Adjustment and Additional Rent.

     G. All riders and exhibits attached to this Lease referred to herein are hereby made a part of this Lease as though inserted in this Lease.

     H. The headings of sections are for convenience only and do not limit or construe the contents of the sections.

     I. If the Tenant shall occupy the premises prior to the beginning of the term of this Lease with the Landlord's consent, all the provisions of this Lease shall be in full force and effect as soon as the Tenant occupies the premises.

     J. Should any mortgage, leasehold or otherwise, require a modification or modifications of this Lease, which modification or modifications will not bring about any increased cost or expense to Tenant or in any other way substantially change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified.

     K. The Tenant represents that the Tenant has dealt directly with and only with Agent and the Cooperating Broker listed in Section 1 hereof, if any, as broker in connection with this Lease and that insofar as the Tenant knows no other broker negotiated this Lease or is entitled to any commission in connection therewith. Tenant indemnifies and holds Landlord, its beneficiaries, Owner and Owner's partners and their respective agents and employees harmless from all claims of any other broker or brokers in connection with this Lease.

     L. Tenant shall at any time and from time to time upon not less than ten
(10) days prior written request from Landlord execute, acknowledge and deliver to Landlord, in form reasonably satisfactory to Landlord and/or Landlord's mortgagee, a written statement certifying (if true) that Tenant has accepted the premises, that this Lease is unmodified and in full force and effect (or if there have been modifications, that the came is in full force and effect as modified and stating the modifications), that the Landlord is not in default hereunder, the date to which the rental and other charges have been paid in advance, if any, and such other accurate certification as may reasonably be requested by Landlord or Landlord's mortgagee, and agreeing to give copies to any mortgagee of Landlord of all notices by Tenant to Landlord. It is intended that any such statement delivered pursuant to this subsection may be relied upon by any prospective purchaser or mortgagee of the premises and their respective successors and assigns.

     M. The Landlord's or Owner's title is and always shall be paramount to the title of the Tenant, and nothing herein contained shall empower the Tenant to do any act which can, shall or may encumber such title.

     N. The laws of the State of Illinois shall govern the validity, performance and enforcement of this Lease.

     O. If any term, covenant or condition of this Lease or application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     P. Tenant warrants and represents that it has full power and authority to execute this Lease. In the event Tenant is a general partnership or consists of two or more individuals, all present and future partners or individuals, as applicable, shall be jointly and severally liable hereunder.

     Q. Landlord has no obligation pursuant to this Lease except as expressly provided for herein. Landlord's liability hereunder shall cease upon the transfer of Landlord's interest in this Lease, except for Landlord's prior gross negligence.

     R. This Lease sets forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant, concerning the demised premises and there are no covenants, promises, agreements, conditions, or understandings, either oral or written, between them other than herein set forth, except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

     S. Notices hereunder shall be in writing and shall be deemed given when received if:

          (i) Served by Landlord upon Tenant by leaving a notice at the premises or forwarding through certified or registered mail, postage prepaid, to Tenant at the premises.

          (ii) Served by Tenant upon Landlord when addressed to Landlord and served by forwarding through certified or registered mail, postage prepaid, to Landlord's agent at the address set forth in Section 1 or to such other address and such other parties as notified by Landlord.

     T. This Lease does not grant any rights to light or air over or about the real property of Landlord. Landlord specifically excepts and reserves to itself the use of any roofs, the exterior portions of the Project, all rights to and the land and improvements below the improved floor level of the Project, to the improvements and air rights above the Project and to the improvements and air rights located outside the demising walls of the Project and to such areas within the Project required for installation of utility lines and other installations required to serve any occupants of the Project and to maintain and repair same, and no rights with respect thereto are conferred upon Tenant, unless otherwise specifically provided herein.

     U. The preparation of this Lease has been a joint effort of the parties hereto and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

     27. Quiet Enjoyment. Subject to the provisions of this Lease, Landlord covenants that Tenant, on paying the rent and performing the covenants of this Lease on its part to be performed, shall and may peaceably have, hold and enjoy the premises for the Term.

     28. Agency. This Lease is executed by Bennett & Kahnweiler Realty Advisors, Inc., acting solely as the duly authorized agent for the Teachers' Retirement System of the State of Illinois, and all the terms, provisions, stipulations, covenants and conditions to be performed by Landlord are undertaken solely as said duly authorized agent, and not individually, and all statements herein made by Landlord except for its authority to act as agent are made on information and belief and are to be construed accordingly. No personal liability shall be asserted or be enforceable against Bennett & Kahnweiler Realty Advisors, Inc. or any of its agents, employees or shareholders by reason of any of the terms, provisions, stipulations, covenants and/or statements contained in this instrument.

     29. Renewal Option.

     A. Tenant shall have an option (hereinafter referred to as the "Renewal Option") to renew the original Term for all of the premises then covered by this Lease as of the expiration date of the original Term, for an additional period of five (5) years (hereinafter referred to as the "Renewal Term") commencing on August 1, 1994 upon the following terms and conditions:

          (1) Tenant gives Landlord written notice of its exercise of the Renewal Option on or before February 1, 1994;

          (2) Tenant is not in default under this Lease either on the date Tenant delivers the notice required under (1) above or on the expiration date of the original Term; and

          (3) All of the terms and provisions of this Lease (except this Section
     29) shall be applicable to the Renewal Term, except that Monthly Base Rental for the Renewal Term shall be equal to the Fair Market Rental Value of the premises as reasonably determined by Landlord. All Rent for the Renewal Term shall be subject to immediate adjustment pursuant to Section 4 for each Calendar Year thereafter, utilizing, in lieu of the Tax Base and Expense Base for purposes of Subparagraph 4B, a Revised Tax Base

     (hereinafter referred to as the "Revised Tax Stop") and a Revised Expense Base (hereinafter referred to as the "Revised Expense Stop") to be determined by Landlord. If Tenant disagrees with Landlord's determination of the Monthly Base Rent to be payable under this Lease for the Renewal Term and notifies Landlord in writing on or before February 28, 1994 (said date is hereinafter referred to as the "Rental Agreement Date"), then the Fair Rental Value of the premises shall be determined by appraisal as hereinafter set forth, provided, however, that the Monthly Base Rental for the Renewal Term shall in no event be less than the escalated annual Monthly Base Rental plus rent adjustments payable by Tenant under this Lease for the last year of the original Term. Within fifteen (15) days after the Rental Agreement Date, Landlord and Tenant shall institute an appraisal procedure to determine the Fair Rental Value of the premises by jointly nominating and appointing one appraiser who shall forthwith make a determination of the Fair Rental Value of the premises. If Landlord and Tenant fail to jointly agree on the nomination and appointment of one appraiser within said 15-day period, each party shall then each nominate and appoint one appraiser within thirty (30) days after the Rental Agreement Date and give notice of such appointment to the other party. Upon the appointment of the two appraisers as aforesaid, the two appraisers so appointed shall forthwith jointly make a determination of the Fair Rental Value of the premises. If either party fails to appoint an appraiser within said 30-day period, the appraiser appointed by the other party shall forthwith make the determination of the Fair Rental Value of the premises. If the two appraisers are unable to agree upon a determination of the Fair Rental Value of the premises within thirty (30) days after the appointment of the second appraiser, the two appraisers shall jointly nominate and appoint a third appraiser within fifteen (15) days after the expiration of said 30-day period and give written notice of such appointment to both parties. In the event the two appraisers fail to appoint such third appraiser within said 15-day period, either party may thereafter apply to the United States District Court for the Northern District of Illinois for the appointment of such third appraiser. The third appraiser shall forthwith make a determination of the Fair Rental Value of the premises. In the event the three appraisers are unable to agree upon a determination of the Fair Rental Value of the premises within thirty (30) days after the appointment of the third appraiser, then the Fair Rental Value of the premises shall be an amount equal to the average of the three values contained in the respective written appraisals submitted by the appraisers. The appraisers shall make their determination in writing and give notice thereof to both parties. The

     Fair Rental Value of the premises shall be the rent (including rental escalations and rent concessions) which the premises would generate for the period of the Renewal Term in a competitive and open market lease transaction under all conditions requisite to a fair lease and assuming that (i) the landlord and the tenant are each acting voluntarily, prudently and knowledgeably, (ii) the landlord and the tenant are each typically motivated and are acting without malice, (iii) the landlord and the tenant are each well informed or well advised and each acting in what it considers its own best interest, and (iv) a reasonable time is allowed for exposure in the open market. Each appraiser shall afford both parties a hearing and the right to submit evidence, with the privilege of cross-examination in connection with its determination of the Fair Rental Value of the premises. In the event any appraiser appointed as aforesaid shall die or become unable or unwilling to act before completion of the appraisal, such appraiser's successor shall be appointed in the same manner as provided above. Any appraiser appointed hereunder shall (x) be independent of both parties (and of all persons and entities with interest in either party);
     (y) have not less than five (5) years' experience in the appraisal of real property; and (z) hold the professional designation M.A.I., or if the M.A.I. ceases to exist, a comparable designation from an equivalent professional appraiser organization. All appraisal fees and expenses shall be borne equally by the parties.

     B. Tenant agrees to accept the premises to be covered by this Lease during the Renewal Term in an "as is" physical condition and Tenant shall not be entitled to receive any allowance, credit or payment from Landlord for the improvement thereof.

     C. In the event Tenant exercises the Renewal Option herein set forth, Landlord and Tenant shall mutually execute and deliver an amendment to this Lease reflecting the renewal of the Term on the terms herein provided, which amendment shall be executed and delivered within fifteen (15) days after the determination of the Monthly Base Rent to be applicable to the Renewal Term as hereinabove provided.

     D. The Renewal Option herein granted shall automatically terminate upon the earliest to occur of (i) the expiration or termination of this Lease, (ii) the termination of Tenant's right to possession of the premises, (iii) the assignment (or subletting with respect to any portion so sublet) by Tenant of its interest in this Lease except as set forth and permitted in Section 16 hereof, or (iv) the failure of Tenant to timely or properly exercise the Renewal Option.

     IN WITNESS WHEREOF, this Instrument has been duly executed by the parties hereto, as of the day and year first above written.

LANDLORD:                      TEACHERS' RETIREMENT SYSTEM OF THE STATE OF
                               ILLINOIS

                               By: BENNETT & KAHNWEILER REALTY ADVISORS, INC., an Illinois corporation

                                     By:   Signature
                                        ---------------------------------
                                     Its:  President


TENANT: VIDEO BROADCASTING CORPORATION, a Delaware corporation


ATTEST:

        Signature                 By:  J. Graeme McWhirster
----------------------------      ---------------------------------
Its: General Manager/Chicago        Its: Chief Financial Officer

                                   EXHIBIT A


POTENTIAL TENANT PLAN

TENANT      MEDIA LINK                    R.S.F. 1317  DATE 5.26.89
            VIDEO BROADCASTING CORP

                          [Level 20 floor plan diagram]

                                  EXHIBIT "B"

                                 541 FAIRBANKS

                             TENANT WORK AGREEMENT

Landlord:  TEACHERS' RETIREMENT SYSTEM OF THE STATE OF ILLINOIS

Tenant:    VIDEO BROADCASTING CORPORATION, a Delaware corporation

Premises:  Suite 2010

Building:  541 N. Fairbanks
           Chicago, Illinois

     Landlord and Tenant have executed, or are executing simultaneously with this Tenant Work Agreement, a Lease pertaining to Premises. This Agreement is ancillary to the Lease.

     In consideration of the mutual covenants hereinafter contained, Landlord and Tenant agree as follows:

                                I. TENANT'S WORK

     1.1. Landlord agrees to cause the completion of the work necessary to construct improvements to the Premises in accordance with the Tenant Construction Plans (said work is hereinafter referred to as the "Tenant's Work") and to pay THIRTY-TWO THOUSAND NINE HUNDRED TWENTY-FIVE AND NO/100 ($32,925.00) DOLLARS (hereinafter referred to as the "Landlord's Contribution") of the cost of the Tenant's Work and and to pay for the cost of the initial space plan in connection therewith. Tenant shall pay for all necessary architectural, mechanical (including heating, ventilating and air conditioning), electrical and plumbing plans, drawings and specifications (hereinafter collectively referred to as "Tenant Construction Plans") pertaining to the Tenant's Work. Tenant shall deliver to Landlord the following Tenant Construction Plans as applicable prepared by Perkins & Will, architects (hereinafter referred to as the "Consultants") on or before June 15, 1989 (hereinafter referred to as the "Plans Due Date").

     A. Architectural/Engineering Plans with elevation, section and detail.

     B. Reflected Ceiling Plans.

     C. Power and Signal Plans.

     D. Finish Plans.

     1.2. All Tenant Construction Plans shall be prepared by the Consultants and shall comply with all applicable governmental requirements and shall enable Landlord to obtain any necessary building permits without revision. The Tenant Construction Plans are subject to Landlord's approval, which shall not be unreasonably withheld.

     1.3. All costs of the Tenant's Work in excess of the Landlord's Contribution shall be paid by the Tenant. Prior to commencing any Tenant's Work,

Landlord shall submit to Tenant for Tenant's approval a written good faith estimate of the cost of Tenant's Work (hereinafter referred to as the "Estimate"). Landlord shall not be obligated to proceed with Tenant's Work until the Estimate is approved in writing by Tenant and forty (40%) percent of the cost set forth in the Estimate in excess of the Landlord's Contribution is paid to Landlord pursuant to Paragraph 1.5, below. Should Tenant not approve any Estimate within five (5) days of delivery thereof by Landlord, Tenant shall be deemed to have rejected the Tenant's Work and to have directed the discontinuance of such Tenant's Work.

     1.4. If Tenant shall request any modifications, revisions or changes to the Tenant's Work at any time, it shall follow the same procedure herein prescribed for the initiation, approval and commencement of the Tenant's Work.

     1.5. Tenant shall pay forty (40%) percent of the cost of Tenant's Work payable by Tenant prior to commencement of any such work and shall pay to Landlord within ten (10) days of being billed therefor, all such additional costs and charges for Tenant's Work payable by Tenant hereunder set forth in such billings, which billings shall cover the cost of such work performed to the date thereof. Landlord shall have, in connection with such billings, all of the rights and remedies granted under the Lease in connection with the enforcement of the collection of rents owing to Landlord thereunder.

                              II. TENANT'S DELAYS

     Tenant's obligation to pay rent under the Lease shall not commence until Landlord shall have substantially completed the Tenant's Work and the commencement of the Term of the Lease shall be delayed until the Tenant's Work is completed; provided, however, if Landlord shall be delayed in substantially completing the Premises as a result of any or all of the following, the commencement of the term of the Lease and the payment of rent thereunder shall not be affected or deferred on account of such delay:

     A. Tenant's failure to furnish promptly information concerning Tenant's requirements to Consultants or the delivery of any Tenant Construction Plans after the Plans Due Date; or

     B. Tenant's failure to approve the Estimate and pay the applicable portion of the costs of the Tenant's Work within the applicable time set forth in
Article I hereof; or

     C. Any change to the Tenant's Work; or

     D. The performance or completion by Tenant, or any person, firm or corporation employed by Tenant, of any work on or about the Premises; or

     E. Any other act or omission by Tenant or its agents;

                        III. TENANT'S ACCESS TO PREMISES

     3.1. Landlord, in its sole discretion, may permit Tenant and Tenant's agents or independent contractors to enter the Premises prior to the Commencement

Date specified in the Lease in order that Tenant may do other work or alterations as may be required by Tenant to make the Premises ready for Tenant's use and occupancy. Such permission must be in writing. If Landlord permits such prior entry, then such license shall be subject to the condition that Tenant and Tenant's agents, contractors, workmen, mechanics, suppliers and invitees shall work in harmony and not interfere with Landlord and its agents and contractors in doing its work in the demised premises or in the above building or with other tenants and occupants of the above building. If at any time such entry or occupancy shall cause or threaten to cause such disharmony or interference, Landlord, in its sole discretion, shall have the right to withdraw and cancel such license upon twenty-four (24) hours written notice to Tenant. Tenant agrees that any such entry into and occupancy of the Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease, except as to the covenant to pay rent. Tenant further agrees that to the extent permitted by law, Landlord and its principals shall not be liable in any way for any injury or death to any person or persons, loss or damage to any of Tenant's work and installations made in the Premises or loss or damage to property placed therein prior to the commencement of the term of the Lease, the same being at Tenant's sole risk.

     3.2. In addition to any other conditions or limitations on such license to enter or occupy the Premises prior to the said occupancy date, Tenant expressly agrees that none of its agents, contractors, workmen, mechanics, suppliers or invitees shall enter the demised premises prior to such occupancy date unless and until each of them shall furnish Landlord with satisfactory evidence of insurance coverage, financial responsibility and appropriate written releases of mechanics' lien claims.


                               IV. MISCELLANEOUS

     4.1. The Tenant's Work shall be done by Landlord, or its designees, contractors or subcontractors, in accordance with the terms, conditions and provisions herein contained in a good and workmanlike manner using new materials.

     4.2. Except as herein expressly set forth, Landlord has no agreement with Tenant and has no obligation to do any other work with respect to the Premises. Any other work in the Premises which may be permitted by Landlord pursuant to the terms and conditions of the Lease shall be done at Tenant's sole cost and expense and in accordance with the terms and provisions herein set forth pertaining to Tenant's Work and such additional requirements as Landlord deems necessary or desirable.

     4.3. If the Tenant Construction Plans require the construction and installation of more fire hose cabinets than the number regularly provided by Landlord in the core of the Building in which the Premises are located, Tenant agrees to pay all costs and expenses arising from the construction and installation of such additional fire hose cabinets.

     4.4. Under no circumstances shall the rent otherwise payable under the Lease abate in whole or in part because of any delay, expense or cost arising or

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

incurred in connection with any modification, revision or change made by Tenant at any time and from time to time to any or all of the Tenant's Work.

     4.5. Time is of the essence under this Agreement.

     4.6. Any person signing this Agreement on behalf of the Landlord and Tenant warrants and represents he has authority to do so.

     4.7. This Tenant Work Agreement shall not be deemed applicable to any additional office space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of a renewal or extension of the original term of this Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto.

     4.8. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

     4.9. This Agreement is executed by Bennett & Kahnweiler Realty Advisors, Inc., acting solely as the duly authorized agent for the Teachers' Retirement System of the State of Illinois, and all the terms, provisions, stipulations, covenants and conditions to be performed by Landlord are undertaken solely as said duly authorized agent, and not individually, and all statements herein made by Landlord except for its authority to act as agent are made on information and belief and are to be construed accordingly. No personal liability shall be asserted or be enforceable against Bennett & Kahnweiler Realty Advisors, Inc. or any of its agents, employees or shareholders by reason of any of the terms, provisions, stipulations, covenants and/or statements contained in this instrument.

LANDLORD:                           TEACHERS' RETIREMENT SYSTEM OF THE STATE OF
                                    ILLINOIS

                                    By:   BENNETT & KAHNWEILER REALTY ADVISORS,
                                          INC., an Illinois corporation

                                          By:         Signature
                                             -------------------------------
                                                Its:  President

TENANT: VIDEO BROADCASTING CORPORATION, a Delaware corporation

ATTEST:

                                    By: /s/  J. Graeme McWhirster
-------------------------              -------------------------------
Its:                                   Its:  Chief Financial Officer

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